SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  November 29, 2005

Wachovia Education Loan Funding LLC
Wachovia Student Loan Trust 2005-1

WACHOVIA EDUCATION LOAN FUNDING LLC
(Exact name of registrant as specified in its charter)
Delaware	333-125821	20-2964284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Wachovia Center 301 South College Street, Suite F Charlotte, North Carolina 28288-5578
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (704) 383-4629

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events

On November 2, 2005, Wachovia Student Loan Trust 2005-1 (the “Trust”) issued $152,000,000 of Class A-1 Floating Rate Notes, $278,000,000 of Class A-2 Floating Rate Notes, $192,000,000 of Class A-3 Floating Rate Notes, $296,000,000 of Class A-4 Floating Rate Notes, $395,000,000 of Class A-5 Floating Rate Notes, $433,000,000 of Class A-6 Floating Rate Notes and $54,000,000 of Class B Floating Rate Notes (collectively, the “Notes”), pursuant to a prospectus and prospectus supplement, each dated November 16, 2005, filed with the Securities Exchange Commission pursuant to Rule 424(b)(5), relating to registration statement number 333-125821.  In connection w/such issue, Final copies of the Underwriting Agreement, the Indenture, the Amended and Restated Trust Agreement, the Purchase Agreement among Wachovia Education Finance Inc., Wachovia Education Loan Funding LLC and Chase Bank  USA, National Association, as interim eligible lender trustee (the “Interim Eligible Lender Trustee”), the Purchase Agreement among Wachovia Bank, National Association, Wachovia Education Loan Funding LLC, and the Interim Eligible Lender Trustee, the Contribution Agreement, the Master Servicing Agreement, and the Administration Agreement.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibits:

1.1	Underwriting Agreement for Notes

4.1	Indenture between the Trust and the Indenture Trustee

4.2	Amended and Restated Trust Agreement between Wachovia Education Loan Funding LLC and the Eligible Lender Trustee

99.1	Purchase Agreement among Wachovia Education Finance Inc., Wachovia Education Loan Funding LLC, and the Interim Eligible Lender Trustee

99.2	Purchase Agreement among Wachovia Bank, National Association, Wachovia Education Loan Funding LLC, and the Interim Eligible Lender Trustee

99.3	Contribution Agreement among Wachovia Education Loan Funding LLC, the Trust, the Interim Eligible Lender Trustee and the Eligible Lender Trustee

99.4	Master Servicing Agreement among Wachovia Education Finance Inc., as Master Servicer, the Trust, the Administrator, the Eligible Lender Trustee and the Indenture Trustee

99.5	Administration Agreement among Wachovia Education Loan Funding LLC, the Master Servicer, the Trust, the Eligible Lender Trustee, the Indenture Trustee, the Administrator and the Paying Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WACHOVIA EDUCATION LOAN FUNDING LLC

By:   /s/ David T. Mason
Name: David T. Mason
Title:   Senior Vice President

Dated:  December 6, 2005